UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2006

PRESTIGE BRANDS HOLDINGS, INC.

Delaware	001-32433	20-1297589
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

90 North Broadway, Irvington, New York 10533
(Address of principal executive offices, including Zip Code)

 (914) 524-6810
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2006, Prestige Brands Holdings, Inc. (the “Registrant”), Medtech Products Inc., a wholly-owned subsidiary of the Registrant (“Medtech”), Aspen Pharmacare Holdings Limited (“Holdings”) and Pharmacare Limited, a wholly-owned subsidiary of Holdings (“Aspen/Pharmacare”) entered into a Supply Agreement (the “Supply Agreement”) pursuant to which Aspen/Pharmacare will manufacture and supply to Medtech certain Clear eyes® and Murine® eye care products (the “Products”). Commencing on January 1, 2009 and terminating on December 31, 2013 (unless otherwise extended pursuant to the terms of the Supply Agreement), Aspen/Pharmacare will exclusively sell and supply the Products to Medtech, and Medtech will exclusively purchase from Aspen/Pharmacare all of Medtech’s and its affiliates’ requirements for sale in the U.S. and Canada. Prior to January 1, 2009, Medtech shall have the right to purchase certain of its requirements for the Products from Aspen/Pharmacare, Abbott Laboratories (“Abbott”) and/or any other third-party supplier. Prior to December 31, 2007, Abbott has agreed to produce the Products for Medtech in excess of Medtech’s existing 2007 forecasts until Abbott closes it manufacturing facility on such date. Any excess demand for Products that cannot be produced by Abbott to ensure adequate inventory of the Products for Medtech and its affiliates in 2008 shall be obtained by Medtech through a designated back-up supplier.

The Registrant has decided to enter into the Supply Agreement since Abbott, a supplier to Medtech of certain of the Products, has informed the Registrant that it will not continue to supply such Products to Medtech upon expiration on December 31, 2007 of the supply agreement between Medtech and Abbott. The Registrant selected Aspen/Pharmacare as a contract manufacturer for the Products since Aspen/Pharmacare is a multinational world-class pharmaceutical manufacturer and distributor. Holdings and Aspen/Pharmacare are located in South Africa and Holdings is a publicly-traded company on the South African Stock Exchange. Aspen/Pharmacare has strategic manufacturing agreements with several leading pharmaceutical multinational companies, including GlaxoSmithKline, Eli Lily, Bristol-Myers Squibb, Merck and Roche.

In connection with the execution of the Supply Agreement, Holdings and Aspen/Pharmacare have agreed to construct a new manufacturing facility (the “Facility”) to accommodate all of Medtech’s purchase requirements under the Supply Agreement. The parties to the Supply Agreement expect that the construction of the Facility and regulatory compliance for the Facility and the Products will be completed in time for Aspen/Pharmacare to begin supplying Medtech of all of its contractual requirements for the Products on and after January 1, 2009. Under the Supply Agreement, Medtech’s costs for the Products (including delivery to the U.S.) are substantially similar to what it currently pays to Abbott for such Products.

Pursuant to the terms of the Supply Agreement, the Registrant has guaranteed the payment and performance by Medtech of all of Medtech’s obligations contained in the Supply Agreement. In addition, Holdings has guaranteed the payment and performance by Aspen/Pharmacare of all of Aspen/Pharmacare’s obligations contained in the Supply Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2006                                                                        PRESTIGE BRANDS HOLDINGS, INC.

                 By: /s/ Charles N. Jolly
                 Name: Charles N. Jolly
                                      Title: Secretary and General Counsel